Exhibit 10.4

BIOELECTRONICS CORPORATION

AGREEMENT EVIDENCING THE GRANT OF A
NON-QUALIFIED STOCK OPTION
UNDER THE BIOELECTRONICS CORPORATION
2004 EQUITY INCENTIVE PLAN

Agreement (this "Agreement") made as of June 7, 2006 (the "Grant Date"), between BioElectronics Corporation, a Maryland corporation (the "Company"), and Todd Kislak ("Grantee").

1.       Grant of Option. Pursuant to the BioElectronics Corporation 2004 Equity Incentive Plan (the "Plan"), the Company hereby grants to Grantee, as of the Grant Date, an option (the "Option") to purchase an aggregate of 350,000 shares (the "Option Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company, at an exercise price of $.30 per share (the "Option Price"), subject to adjustment and the other terms and conditions set forth herein and in the Plan. It is intended that no portion of this Option qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the entire Option be treated as a non-qualified stock option.

2.       Grantee Bound by Plan. The Plan is incorporated herein by reference and made a part hereof. The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The Plan should be carefully examined before any decision is made to exercise this Option.

3.       Vesting/Expiration of this Option.

(a)     General. Subject to the earlier termination of this Option as provided herein and in the Plan, this Option may be exercised in whole or in part, by written notice as set forth below at any time and from time to time after the Grant Date until the Expiration Date (as defined below).

(b)     Vesting. This Option shall vest immediately.

(c)     Normal Expiration of Option. This Option shall not be exercisable after the tenth anniversary of the Grant Date (the "Expiration Date").

(d)     Expiration or Cancellation. If any portion of this Option expires or is canceled in accordance with the terms hereof, the underlying Option Shares covered by the portion of this Option which expired or is canceled shall be returned to the Plan and shall again be available for future grants under the Plan.

4.       Exercise of Option and Conditions to Exercise. This Option may not be exercised by Grantee unless the following conditions are met.

(a)     Notice. This Option shall be exercised by delivering written notice to the Company's principal office to the attention of its President. Such notice shall specify the number of shares of Common Stock with respect to which this Option is being exercised, shall be signed by Grantee and shall be accompanied by this Agreement and full payment of the applicable purchase price. This Option may not be exercised for a fraction of a share of Common Stock. Any fractional shares being exercised will be paid in cash.

(b)     Securities Requirements. Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable United States federal, state, local and foreign laws.

(c)     Payment of Exercise Price. Grantee must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder: (i) in cash or by certified check, bank cashier's check or wire transfer, (ii) subject to the approval of the Committee, by delivery of shares of Common Stock previously acquired by Grantee (and held for at least six (6) months) valued at their Fair Market Value on the date of such exercise, (iii) subject to the approval of the Committee, by delivery of Restricted Shares held by Grantee for at least six (6) months, valued at their Fair Market Value on the date of such exercise, or (iv) pursuant to such other method as the Committee may approve for time to time. Please refer to the Plan for a complete description of the methods for exercise, payment and delivery of Option Shares, including requirements for the payment of withholding taxes applicable thereto.

5.       Transferability. This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, other than by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee's lifetime only by Grantee, except that, if permitted by the Committee, Grantee may designate in writing a beneficiary to exercise this Option after Grantee's death (provided the designation has been received by the Company prior to Grantee's death). If Grantee or anyone claiming under or through Grantee attempts to violate this Section 5, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. If at the time of Grantee's death this Option has not been fully exercised, Grantee's estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of Grantee's death may exercise this Option in accordance with and with respect to the number of shares set forth in Section 3 above. The applicable requirements of Section 4 above must be satisfied in full at the time of any exercise.

6.       Administration. Any action taken or decision made by the Company, the Board or the Committee or its delegates arising out of or in connection with the construction,

administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

7.       No Rights as Stockholder. Unless and until a certificate or certificates representing the shares of Common Stock that may be acquired upon the exercise of this Option shall have been issued to Grantee (or any person acting under Section 5 above) pursuant to an exercise hereunder, Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of this Option.

8.       Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Grantee agrees to provide such written investment representations in writing as may be requested by the Committee. Grantee also agrees that the shares of Common Stock that Grantee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state, and that the certificate representing the shares of Common Stock shall contain a legend to such effect.

9.       Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate.

10.      Adjustment. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event of or by the Company, the Committee shall make equitable adjustment of the number of Option Shares covered by this Option and the Option Price.

11.      No Other Rights. The grant of this Option shall not give Grantee the right to remain in the service of the Company or any Subsidiary thereof or to any benefits not specifically provided herein or modify the right of the Company or any Subsidiary to modify, amend or terminate the Plan or any other employee benefit plan or consulting, employment or other agreement.

12.       Notices. Any notice hereunder to the Company shall be addressed to the Company at BioElectronics Corporation, 401 Rosemont Avenue, Rosenstock Hall 3rd Floor, Frederick, Maryland 21701, Attention: President, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

13.       Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

14.       Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

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IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

BIOELECTRONICS CORPORATION

By:_________________________
Name: Andrew J.Whelan
Title: President

GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY THROUGH GRANTEE’S CONTINUED AND SATISFACTORY SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES AND NOT THROUGH THE GRANT OF THIS OPTION OR THE ACQUISITION OF SHARES HEREUNDER. GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2004 EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SERVICE WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

Grantee acknowledges receipt of a copy of the Plan and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof, except as otherwise specifically stated in this Agreement. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan.

GRANTEE
_________________________________ Name: Todd Kislak